Exhibit 99.1
FOR IMMEDIATE DISTRIBUTION
FuelCell Energy Reports Second Quarter 2009 Results
and Latest Accomplishments
•	Announced a 30.8 MW POSCO Power order and pending $25 million equity investment
•	Received 1.4 MW power plant order for County of Sonoma, California
•	Awarded 27.3 MW of projects under Connecticut’s Renewable Portfolio Standard
•	Received two government facility orders in the quarter totaling 600 kW
•	New cost reduced products on schedule to begin production in third quarter
DANBURY, Conn. — June 9, 2009 — FuelCell Energy, Inc. (NasdaqNM: FCEL), a leading manufacturer of high efficiency, ultra-clean power plants using renewable and other fuels for commercial, industrial, government, and utility customers, today reported results and accomplishments for its second quarter ended April 30, 2009.
Financial Results
FuelCell Energy reported total revenues for the second fiscal quarter of 2009 of $22.9 million compared to $31.6 million in the same period last year. Product sales and revenues were $19.3 million compared to $26.4 million in the 2008 second quarter and comparable to the first quarter 2009 total of $19.0 million. The prior year product sales and revenues were unusually high due to timing. The Company’s product sales backlog as of April 30, 2009, including long-term service agreements, was $59.2 million compared to $70.9 million as of January 31, 2009 and $134.7 million as of April 30, 2008. The current financial credit crisis caused delays in closing commercial products sales orders in the U.S. Subsequent to quarter end, the Company added approximately $64.8 million of contracts to backlog.
Research and development contract revenue was $3.6 million in the second quarter of 2009 compared to $5.2 million in the second quarter of 2008. Research and development contract backlog was $19.5 million as of April 30, 2009 compared to $23.1 million as of January 31, 2009, and $8.0 million at April 30, 2008.
The second quarter net loss to common shareholders improved to $19.9 million or $0.29 per basic and diluted share compared to $25.8 million or $0.38 per basic and diluted share in the same period last year. The product cost-to-revenue ratio was 1.48-to-1 comparable to the 1.50-to-1 reported in the prior year quarter, and the 1.52-to-1 in the first quarter of 2009. In addition, the Company reduced spending on internally funded research and development $0.9 million and administrative and selling $1.0 million.
Cash use in the quarter totaled $8.4 million resulting in a total cash and investment balance of $42.4 million as of April 30, 2009. Collection of customer milestone payments provided a cash benefit compared to the prior quarter which was partially offset by delays in closing contracts. Depreciation was $2.2 million and capital spending in the quarter totaled $0.8 million.

FuelCell Energy Reports Second Quarter 2009 Results	Page 2
The credit crisis is creating delays in order flow affecting the Company’s cash estimates for the quarter and fiscal year. The Company reduced operating costs and cash use in February 2009. This included a six percent workforce reduction, suspension of employer contributions to the 401(k) plan, a freeze on the level of salaries for all employees except for production employees, and other expense reductions. As a result, the Company expects reduced cash use in 2009 compared to 2008 although cash use for fiscal 2009 may not meet the Company’s previous expectations due to delays in the contract negotiation and closure process.
For the six months ended April 30, 2009, FuelCell Energy reported revenue of $44.6 million compared to $46.7 million for the same period a year ago. Product sales and revenues were $38.3 million compared to $36.2 million in the prior year period. The product cost-to-revenue ratio was 1.50 compared to 1.63 for the same period a year ago. The cost-to-revenue improvement is attributable to lower cost MW-class power plants. Research and development contract revenue was $6.2 million compared to $10.5 million for the six months ended April 30, 2008.
FuelCell Energy reported a net loss to common shareholders for the six months ended April 30, 2009, of $40.6 million or $0.59 per basic and diluted share compared to $45.5 million or $0.67 in the six months ended April 30, 2008.
Cost Out Program
The Company is on schedule to begin producing megawatt-class (MW-class) products in the third quarter that it expects to be gross margin profitable. These newly designed cost-reduced products deliver more power than the current design, and incorporate improved materials pricing and manufacturing productivity. The DFC1500 and DFC3000 power plants will produce 1.4 MW and 2.8 MW, respectively.
Corporate Highlights
“Despite the financial crisis, we continue to see demand for our products. The POSCO Power 30.8 MW order, recent Connecticut Renewable Portfolio Standards award, activities in the California market, and government initiatives for green energy and green jobs are positives for our business,” said R. Daniel Brdar, Chairman and CEO. “Additionally, our cost out programs are meeting expectations and our new cost-reduced fuel cell power plants are on schedule for third quarter production.”
Key Markets
South Korea: POSCO Power ordered 30.8 megawatts (MW) of FuelCell Energy Direct FuelCell® (DFC®) modules and components in June 2009 valued at approximately $58 million. This brings total orders to over 68 MW since the initiation of its alliance with FuelCell Energy in 2007. POSCO Power and FuelCell Energy also signed a Memorandum of Agreement whereby the parties agree to pursue a licensing agreement to allow POSCO Power to assemble FuelCell Energy cell and module components into stack modules. POSCO Power will purchase $25 million in FuelCell Energy common stock at $3.59 per share once the licensing agreement is complete.
In South Korea fuel cells help meet government objectives for low-carbon, green technology. POSCO Power already has 18 MW operating or being installed primarily in utility grid support applications. Its 50 MW manufacturing facility began production of balance-of-plant systems, which will be integrated with FuelCell Energy’s fuel cell modules at customer sites to provide power for the electric grid.
California: In May, the Company sold a 1.4 MW power plant to Aircon Energy. The power plant will provide power to Sonoma County’s jail and several county office buildings. The heat produced by the plant will replace approximately half the natural gas the county currently purchases to heat hot water for space heating, cleaning, and cooking. With total energy efficiency in excess of 80 percent, combined heat and power installations can achieve significant reductions in greenhouse gas emissions.

FuelCell Energy Reports Second Quarter 2009 Results	Page 3
Connecticut: Under the state’s Renewable Portfolio Standards program, the Connecticut Department of Public Utility Control (DPUC) issued a final decision approving 27.3 MW bringing the total to 43.5 MW of projects incorporating FuelCell Energy power plants awarded. These include: a 14.3 MW power plant for grid support, 18.8 MW of DFC-ERG power plants to be located at four natural gas distribution stations, a 3.2 MW DFC/Turbine (DFC/T) for an electrical substation, and 7.2 MW at two hospitals. The DFC-ERG and DFC/T power plants are FuelCell Energy’s highest-efficiency products and are twice as efficient as the average U.S. fossil fuel power plant.
Government Facilities: The U.S. government has initiated programs to ensure that it deploys energy efficient technologies to lower its carbon footprint and save energy costs. FuelCell Energy sold two 300 kilowatt (kW) power plants to the U.S. government during the second quarter of 2009. The unit for the U.S. Marine Corps Air Ground Combat Center at Twentynine Palms, Calif. will provide baseload electricity and heat to the base’s main steam line. The unit for Barksdale Air Force Base in Louisiana will provide baseload power that can be operated independently of the grid, increasing reliability and security.
Government Research and Development Contracts
During the quarter, two FuelCell Energy/Versa Power 10 kW fuel cell stacks surpassed several of the Department of Energy’s Office of Fossil Energy Solid State Energy Conversion Alliance (SECA) technical and performance requirements. The new stacks form the basis of a proof-of-concept system that will operate on coal-derived synthesis gas — fuel created by reacting coal at high temperatures. FuelCell Energy is teamed with Versa Power Systems, Inc. to develop solid oxide fuel cell stack technology that meets SECA requirements for both performance and manufacturing costs.
Conference Call Information
FuelCell Energy will host a conference call with investors beginning at 10 a.m. Eastern Time on June 9, 2009 to discuss these results.
The details for accessing the live call are as follows:
•	From the U.S. or Canada please dial 877-857-6176
•	Outside the U.S. and Canada, please call 719-325-4770
•	The passcode is FuelCell Energy
•	The live webcast will be on the Investors section of the Company’s website at www.fuelcellenergy.com.
An audio replay of the conference call will be available approximately two hours after the conclusion of the call until June 16, 2009 at midnight eastern time:
•	From the U.S. and Canada please dial 888-203-1112
•	Outside the U.S. or Canada please call 719-457-0820
•	Enter confirmation code 2345441
•	The webcast will be archived for 30 days on the Investors’ section of the Company’s website at www.fuelcellenergy.com.

FuelCell Energy Reports Second Quarter 2009 Results	Page 4
About FuelCell Energy
FuelCell Energy is the world leader in the development and production of stationary fuel cells for commercial, industrial, municipal and utility customers. FuelCell Energy’s ultra-clean and high efficiency DFC® fuel cells are generating power at over 50 locations worldwide. The Company’s power plants have generated over 315 million kWh of power using a variety of fuels including renewable wastewater gas, biogas from beer and food processing, as well as natural gas and other hydrocarbon fuels. FuelCell Energy has partnerships with major power plant developers and power companies around the world. The Company also receives funding from the U.S. Department of Energy and other government agencies for the development of leading edge technologies such as fuel cells. For more information please visit our website at www.fuelcellenergy.com.
This news release contains forward-looking statements, including statements regarding the Company’s plans and expectations regarding the continuing development and commercialization of its fuel cell technology. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Factors that could cause such a difference include, without limitation, general risks associated with product development, manufacturing, changes in the utility regulatory environment, potential volatility of energy prices, rapid technological change, competition, and the Company’s ability to achieve its sales plans and cost reduction targets, as well as other risks set forth in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements contained herein speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based.
Direct FuelCell, DFC, DFC/T and FuelCell Energy, Inc. are all registered trademarks of FuelCell Energy, Inc. DFC-ERG is a trademark jointly owned by Enbridge, Inc. and FuelCell Energy, Inc.

Contact:	Lisa Lettieri ir@fce.com (203) 830-7494
(Tables Follow)

FuelCell Energy Reports Second Quarter 2009 Results	Page 5
FUELCELL ENERGY, INC.
Consolidated Balance Sheets
(Unaudited)
(Dollars in thousands, except share and per share amounts)

	April 30,	October 31,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$17,071	$38,043
Investments: U.S. treasury securities	25,302	30,406
Accounts receivable, net	14,359	16,096
Inventories, net	22,833	24,523
Other current assets	8,572	8,952

Total current assets	88,137	118,020

Property, plant and equipment, net	35,891	38,259
Investments: U.S. treasury securities	—	18,434
Investment and loan to affiliate	10,491	10,405
Other assets, net	439	358

Total assets	$134,958	$185,476

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt and other liabilities	$826	$795
Accounts payable	7,849	16,287
Accounts payable due to affiliate	1,282	724
Accrued liabilities	10,210	11,023
Deferred revenue and customer deposits	23,041	29,585

Total current liabilities	43,208	58,414

Long-term deferred revenue	1,804	2,672
Long-term debt and other liabilities	4,479	4,075

Total liabilities	49,491	65,161

Redeemable minority interest	14,073	13,307
Redeemable preferred stock ($0.01 par value, liquidation preference of $64,120 at April 30, 2009 and October 31, 2008.)	59,950	59,950
Shareholders’ equity:
Common stock ($.0001 par value); 150,000,000 shares authorized at April 30, 2009 and October 31, 2008; 70,254,465 and 68,782,446 shares issued and outstanding at April 30, 2009 and October 31, 2008, respectively.	7	7
Additional paid-in capital	581,726	578,337
Accumulated deficit	(570,285)	(531,286)
Foreign currency translation	(4)	—
Treasury stock, Common, at cost (5,679 and 8,981 shares at April 30, 2009 and October 31, 2008.)	(53)	(90)
Deferred compensation	53	90

Total shareholders’ equity	11,444	47,058

Total liabilities and shareholders’ equity	$134,958	$185,476

FuelCell Energy Reports Second Quarter 2009 Results	Page 6
FUELCELL ENERGY, INC.
Consolidated Statements of Operations
(Unaudited)
(Dollars in thousands, except share and per share amounts)

	Three Months Ended
	April 30,
	2009	2008
Revenues:
Product sales and revenues	$19,308	$26,440
Research and development contracts	3,556	5,203

Total revenues	22,864	31,643

Costs and expenses:
Cost of product sales and revenues	28,614	39,787
Cost of research and development contracts	2,837	4,831
Administrative and selling expenses	4,755	5,798
Research and development expenses	5,053	5,931

Total costs and expenses	41,259	56,347

Loss from operations	(18,395)	(24,704)

Interest expense	(66)	(17)
Loss from equity investments	(216)	(607)
Interest and other income, net	130	824

Loss before redeemable minority interest	(18,547)	(24,504)

Redeemable minority interest	(533)	(473)

Loss before provision for income taxes	(19,080)	(24,977)

Provision for income taxes	—	—

Net loss	(19,080)	(24,977)

Preferred stock dividends	(802)	(802)

Net loss to common shareholders	$(19,882)	$(25,779)

Loss per share basic and diluted:
Net loss per share to common shareholders	$(0.29)	$(0.38)

Basic and diluted weighted average shares outstanding	69,521,575	68,540,701

FuelCell Energy Reports Second Quarter 2009 Results	Page 7
FUELCELL ENERGY, INC.
Consolidated Statements of Operations
(Unaudited)
(Dollars in thousands, except share and per share amounts)

	Six Months Ended
	April 30,
	2009	2008
Revenues:
Product sales and revenues	$38,339	$36,208
Research and development contracts	6,248	10,454

Total revenues	44,587	46,662

Costs and expenses:
Cost of product sales and revenues	57,551	59,197
Cost of research and development contracts	5,075	9,271
Administrative and selling expenses	9,001	10,610
Research and development expenses	10,790	11,416

Total costs and expenses	82,417	90,494

Loss from operations	(37,830)	(43,832)

Interest expense	(126)	(49)
Loss from equity investments	(562)	(1,050)
Interest and other income, net	545	1,949

Loss before redeemable minority interest	(37,973)	(42,982)

Redeemable minority interest	(1,026)	(911)

Loss before provision for income taxes	(38,999)	(43,893)

Provision for income taxes	—	—

Net loss	(38,999)	(43,893)

Preferred stock dividends	(1,604)	(1,604)

Net loss to common shareholders	$(40,603)	$(45,497)

Loss per share basic and diluted:
Net loss per share to common shareholders	$(0.59)	$(0.67)

Basic and diluted weighted average shares outstanding	69,178,940	68,396,064